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            [LETTERHEAD OF WINSTEAD SECHREST & MINICK APPEARS HERE]


                               February 19, 1998



Board of Directors
Landry's Seafood Restaurants, Inc.
Suite 1010
1400 Post Oak Boulevard
Houston, Texas  77056

Gentlemen:

     You have requested our opinion as to the legality of the issuance of the 3,000,000 shares (the "Company Shares") of the Common Stock ($.01 par value) of Landry's Seafood Restaurants, Inc. (the "Company") which are the subject of a Registration Statement on Form S-3, (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended. You have also asked us to render an opinion concerning the 833,000 shares (the "Selling Stockholder Shares") to be sold by certain Selling Stockholders (the "Selling Stockholders") pursuant to the Registration Statement. (Collectively, the Company Shares and the Selling Stockholders' Shares are herein called the "Shares"). You have also requested our opinion as to whether the Shares, either issued or to be issued are, or will be, fully-paid and non-assessable.

     We have examined the Certificate of Incorporation of the Company, the Bylaws and such other corporate records, documents and proceedings (including the proposed Underwriting Agreement and the resolutions adopted by the Board of Directors of the Company in connection with the issuance, sale and delivery of the Shares) as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, it is our opinion that the 3,000,000 Company Shares to be issued and sold by the Company and the 833,000 Selling Stockholder Shares which will be sold pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company and, insofar as the Company Shares and certain of the Selling Stockholders' shares which will be issued upon exercise of outstanding stock options (the "Option Shares"), subject to payment therefor pursuant to the Underwriting Agreement relating to such Company Shares and insofar as the Option Shares, pursuant to the Company Stock Option Plan under which they were granted, and insofar as the Selling Stockholders Shares which have
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Board of Directors
Landry's Seafood Restaurants, Inc.
Febuary 19, 1998
Page 2

previously been issued, each of such Shares are, or will be, duly and validly issued, fully-paid and non-assessable shares of Common Stock of the Company.


     We know that we are named in the Registration Statement and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              WINSTEAD SECHREST & MINICK P.C.



                              By: /s/ ARTHUR S. BERNER
                                 ------------------------------------
                                 Arthur S. Berner
                                 For the Firm

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